Exhibit 10.1

A. SCHULMAN, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of the ___ day of __________, 2017, by and between A. Schulman, Inc., a Delaware corporation (the “Company”), and ____________________ (the “Indemnitee”).

RECITALS

WHEREAS, the Company’s Certificate of Incorporation and By-laws provide for the indemnification of directors and officers of the Company to the full extent permitted by law;

WHEREAS, the Company recognizes that capable and qualified individuals are becoming increasingly reluctant to serve as directors and officers of public corporations as a result of the recent and ongoing enactment of statutes and regulations pertaining to their responsibilities and the increasing risk of lawsuits against directors and officers in the current corporate climate in the United States, unless such individuals are provided with more certain and secure protection against exposure to unreasonable personal risk arising from their service and activities on behalf of a corporation;

WHEREAS, the Company is aware that individuals recruited to serve as officers and/or on the boards of public corporations are generally more likely to agree to provide services to corporations that provide for separate indemnification agreements with their directors and officers because, unlike indemnification provisions contained in the Company’s Certificate of Incorporation or By-laws, the indemnification provisions contained in a separate agreement may not be amended or rescinded without the consent of the director or officer who is party to the agreement;

WHEREAS, the Company recognizes that it is in the best interests of the Company and its shareholders to attract and retain capable and qualified individuals to serve as officers and/or on its Board of Directors and to enable such directors and officers to exercise their independent business judgment in their capacities as directors and officers without being affected by the threat of exposure to unreasonable personal risk;

WHEREAS, the Company believes that Indemnitee’s service as a director and/or officer of the Company is important to the Company and that the protection afforded by this Agreement will enhance Indemnitee’s ability to discharge his or her responsibilities as a director and/or officer of the Company; and

WHEREAS, in order to induce Indemnitee to serve and/or to continue to serve as a director and/or officer of the Company, the Company desires Indemnitee to be indemnified and advanced expenses as set forth herein.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

1.    INDEMNIFICATION

1.1     Proceedings Not By or In Right of Company. Subject only to the limitations set forth in this Agreement, the Company shall indemnify and hold harmless the Indemnitee to the greatest extent permitted by Delaware law, including but not limited to the provisions of the By-laws, as such may be amended from time to time, if Indemnitee was or is made a party to, is threatened to be made a party to, or is otherwise involved in any manner (including, without limitation, as a deponent or a witness) or is threatened to be made so involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, formal or informal, any appeals therefrom, and any inquiry or investigation that could lead to such an action, suit or proceeding (each a “Proceeding”), other than an action by or in the right of the Company, by reason of the fact that the Indemnitee is or was or agreed to become a director and/or officer of the Company, or is or was serving or agreed to serve at the request of the Company as a director, trustee, officer, partner, member, manager, employee, advisor or agent (each an “Authorized Capacity”) of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against any and all costs, charges and expenses (including attorneys’ and others’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) (collectively, “Expenses”) actually and reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

1.2.     Proceedings By or In Right of Company. Subject only to the limitations set forth in this Agreement, the Company shall indemnify and hold harmless the Indemnitee to the greatest extent permitted by Delaware law, including but not limited to the provisions of the By-laws, as such may be amended from time to time, if Indemnitee was or is made a party to, is threatened to be made a party to, or is otherwise involved in any manner (including, without limitation, as a deponent or a witness) or is threatened to be made so involved, in any Proceeding brought by or in the right of the Company, by reason of the fact that he or she is or was or agreed to become a director and/or officer of the Company, or is or was serving or agreed to serve at the request of the Company in an Authorized Capacity of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against any and all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper.

1.3.     Mandatory Payment of Expenses. Except as expressly excluded in Section 2 of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1.1 or 1.2 of this Agreement, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
2.    LIMITATIONS ON INDEMNIFICATION OF INDEMNITEE. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to make any indemnification payment to the Indemnitee:

(a)    for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

(b)    for which payment the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;

(c)    if and to the extent that it shall be finally decided in a proceeding that the Company is prohibited by applicable law from making such indemnification payment or that such indemnification payment is otherwise unlawful;

(d)    on account of Indemnitee’s conduct which is adjudged in a final, unappealable Proceeding in a court of competent jurisdiction to have been (i) knowingly fraudulent, deliberately dishonest or willful misconduct, (ii) a violation of Section 174 of the Delaware General Corporation Law or (iii) a transaction from which the Indemnitee gained in fact any personal profit or advantage to which he or she was not legally entitled; or

(e)    for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

3.    ADVANCEMENT OF EXPENSES.

3.1    The Company shall advance all Expenses incurred by or on behalf of Indemnitee, and, to the fullest extent permitted by law, amounts paid in settlement by or on behalf of Indemnitee, in connection with any Proceeding prior to the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company in a final, unappealable decision of a court of competent jurisdiction. Any advances and undertakings to repay pursuant to this Section 3.1 shall not be secured, shall not bear interest and shall provide that, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law with respect to such

Proceeding, Indemnitee shall not be required to reimburse the Company for any advancement of Expenses in respect of such Proceeding until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

3.2     Any advancement of Expenses pursuant to Section 3.1 hereof shall be made within ten (10) days after the receipt by the Company of a written statement from Indemnitee requesting such advancement from time to time and accompanied by or preceded by the undertaking referred to in Section 3.1 above. Each statement requesting advancement shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee in connection with such Proceeding for which advancement is being sought.

4.    NOTIFICATION AND DEFENSE OF PROCEEDING.

4.1     Notice to Company. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Company’s ability to defend the Proceeding. Notice to the Company shall be directed to the President of the Company at the address shown on the signature page of this Agreement, or such other address as the Company shall designate in writing to Indemnitee. Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

4.2    Notice to Insurers. If, at the time of the receipt of a notice of a Proceeding pursuant to Section 4.1 hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

4.3    Selection of Counsel. In the event the Company shall be obligated under this Agreement to pay the Expenses of any Proceeding against Indemnitee: (i) the Company may participate therein at its own expense; and (ii) the Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee (whose approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any Expenses in connection with the Proceeding unless (1) the employment of counsel by Indemnitee has been authorized by the Company, (2) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company (or any other person or persons included in the joint defense) and Indemnitee in the conduct of the defense of such action, or (3) the Company shall not, in fact, have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the Company’s expense.

4.4    Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any action or claim in any Proceeding effected without the Company’s written consent. The Company shall not settle any action or claim in any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement, provided that Indemnitee may withhold consent to any settlement that does not provide a complete release of Indemnitee.

5.    DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

5.1    Request for Indemnification. For purposes of pursuing the Indemnitee’s rights to indemnification under this Agreement, the Indemnitee shall submit to the Company the notice required pursuant to Section 4.1 of this Agreement, together with such documents supporting the request for indemnification as are reasonably available to the Indemnitee and are reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification hereunder. Upon receipt of any such request, the Company President (or his or her designee) will promptly advise the Board of Directors of the Company in writing that the Indemnitee has requested indemnification.

5.2    Timing of Payments After Indemnitee’s Successful Defense of Proceeding. In connection with any request for indemnification under this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or any defense of any claim, issue or matter in such Proceeding, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection with such Proceeding. The Company shall make such indemnification payment for such Expenses as soon as practicable after written demand therefor by Indemnitee is presented to the Company, but in no event later than sixty (60) days after the request for such payment.

5.3    Entitlement for Indemnification. In connection with any other request for indemnification under this Agreement, unless ordered by a court of competent jurisdiction, the Company shall make such indemnification payment only as authorized in a specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances in accordance with Sections 1.1 and 1.2 hereof. Such determination may be made only (i) by a majority vote of directors of the Company who are not parties to any such Proceeding, even though less than a quorum (the “Disinterested Directors”), (ii) by a committee of such Disinterested Directors designated by majority vote of such Disinterested Directors, even though less than a quorum, (iii) if there are no such Disinterested Directors or if such Disinterested Directors so direct, in a written opinion by independent legal counsel or (iv) by the shareholders of the Company. The Indemnitee’s entitlement to indemnification under this Agreement will be determined in accordance with the provisions of this Agreement within sixty (60) days after receipt by the Company of a written request for indemnification.

5.4    Presumptions and Effect of Certain Proceedings. Upon making a request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If no person empowered to make a determination of the Indemnitee’s entitlement to indemnification shall make such determination within sixty (60) days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of the Indemnitee, and the Indemnitee shall be absolutely entitled to such indemnification, absent fraud in the request for indemnification. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful; or (b) otherwise adversely affect the rights of the Indemnitee to indemnification.

6.    REMEDIES OF INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO ADVANCE EXPENSES. In the event that a determination is made that the Indemnitee is not entitled to indemnification under this Agreement, or if the indemnification payment sought by the Indemnitee has not been timely made following a determination (or deemed determination) of entitlement to indemnification pursuant to Section 5, or if expenses are not timely advanced pursuant to Section 3, the Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or, if permitted by applicable law, any other court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. Such judicial proceeding shall be made de novo. Neither (i) the failure of the Company (including any person(s) empowered by Section 5 of this Agreement) to have made a determination prior to the commencement of the enforcement action that indemnification of Indemnitee is proper in the circumstances nor (ii) an actual determination by any person(s) empowered by Section 5 of this Agreement that Indemnitee is not entitled to indemnification shall be a defense to the enforcement action or create a presumption that Indemnitee is not entitled to indemnification hereunder. If a determination is made or deemed to have been made pursuant to the terms of Section 5 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.

7.    ATTORNEYS’ FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT. In the event that the Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or commences a proceeding or otherwise seeks an adjudication to enforce his or her rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if he or she prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any costs, charges and expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by him or her in connection with such proceeding.

8.    ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

8.1    Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s By-laws, or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule that expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer or a person serving in an Authorized Capacity, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations under this Agreement. In the event of any change in any applicable law, statute, or rule that narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer or a person serving in an Authorized Capacity, such changes, to the extent not otherwise required by law, statute, or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

8.2    Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or Disinterested Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while Indemnitee is or was serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any Proceeding.

9.    FEDERAL LAW. Both the Company and the Indemnitee acknowledge and agree that in certain instances Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers and persons serving in an Authorized Capacity under this Agreement or otherwise, in which event, notwithstanding any other provisions of this Agreement to the contrary, the indemnification provided by this Agreement shall be limited to such extent as is necessary to comply with applicable Federal law or public policy. For example, the Company and the Indemnitee acknowledge and agree that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain violations of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Indemnitee understands and agrees that the Company may be required, in order to reach resolution with the SEC, to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

10.    SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 10. If any provision(s) of this Agreement are held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including without limitation all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

11.    GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

12.    AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by both parties hereto.

13.    BINDING EFFECT. This Agreement shall be binding on Indemnitee and on the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of the Indemnitee and Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Company and its successors and assigns. Without limiting the generality of the foregoing, the rights and obligations of the Indemnitee under this Agreement shall continue as to Indemnitee even though he or she may have ceased to be a director or officer of the Company or a person serving in an Authorized Capacity.

14.    NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a)     if to the Company:

A. Schulman, Inc.
Attention: Chief Executive Officer
3637 Ridgewood Road
Fairlawn, OH 44333
Phone: 330-668-3751
Facsimile: 330-668-7204

(b)     if to the Indemnitee:

____________________
____________________
Phone:_______________

Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the third calendar day after the date postmarked; in the case of notice so given by overnight delivery service, on the date of actual delivery; and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

15.    COVERAGE OF INDEMNIFICATION. The indemnification under this Agreement shall cover Indemnitee’s service as a director and/or officer of the Company and/or the Indemnitee’s service in any other Authorized Capacity prior to and after the date of the Agreement.
16.    ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the Company and Indemnitee in respect of its subject matter and supersedes all prior understandings, agreements and representations by or among the Company and Indemnitee, written or oral, to the extent they relate to the subject matter hereof, including but not limited to any indemnification agreement previously entered into with Indemnitee.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

A. SCHULMAN, INC.

By:
Name:    Joseph M. Gingo
Title:    President and Chief Executive Officer

INDEMNITEE

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